                                                                       Exhibit 5




             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                October 27, 2003


Friedman, Billings, Ramsey & Co., Inc.
  as Representative of the several Underwriters
  listed in Schedule I of the Underwriting Agreement
1001 19th Street North
Arlington, Virginia  22209

            Re: RAIT Investment Trust, a Maryland real estate investment trust (the "Company") - issuance and sale of up to Two Million Three Hundred Thousand (2,300,000) common shares of beneficial interest of the Company, par value one cent ($.01) per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-103618), as supplemented (the "Registration Statement")

Ladies and Gentlemen:

                        You have requested our opinion as Maryland counsel to the Company as to certain aspects of Maryland law pursuant to Section 6(c) of the Agreement, dated as of October 22, 2003 (the "Underwriting Agreement"), by and among the Company, RAIT Partnership, L.P., a Delaware limited partnership of which a wholly-owned subsidiary of the Company acts as the general partner (the "Operating Partnership"), and Friedman, Billings, Ramsey & Co., Inc., as Representative of the several Underwriters listed in Schedule I of the Underwriting Agreement. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Underwriting Agreement.

                        In our capacity as Maryland counsel to the Company and for purposes of this opinion, we have examined the following documents:

            (a) the declaration of trust of the Company (the "Declaration of Trust") represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the "Department") on November 19, 1997, Articles of Amendment filed with the Department on January 7, 1998 and September 29, 2000 and a Certificate of Correction filed with the Department on May 10, 2002;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Friedman, Billings, Ramsey & Co., Inc.
  as Representative of the several Underwriters listed in Schedule I of the Underwriting Agreement
October 27, 2003
Page 2



            (b) the Bylaws of the Company, adopted as of August 14, 1997 (the "Bylaws");

            (c) the Organizational Action by Consent in Writing of the Sole Trustee of the Company, dated as of August 14, 1997 (the "Organizational Minutes");

            (d) resolutions adopted by the Board of Trustees of the Company, or committees thereof, as of October 1, 1997, December 5, 1997, December 10, 1997, January 5, 1998, January 8, 1998, January 9, 1998, June 4, 1998, June 30,
                        1998, December 10, 1998, March 17, 1999, November 1,
                        2000, January 24, 2001, February 12, 2001, April 25,
                        2001, June 8, 2001, July 12, 2001, July 25, 2001,
                        September 5, 2001, October 5, 2001, November 14, 2001, December 17, 2001, December 20, 2001, January 11, 2002,
                        January 23, 2002, March 6, 2002, April 3, 2002, April 22, 2002, August 27, 2002, January 30, 2003, February 5,
                        2003, March 4, 2003, July 29, 2003 and October 8, 2003
                        (together with the Organizational Minutes, the "Trustees' Resolutions");

            (e) the Base Prospectus, dated July 10, 2003 (the "Base Prospectus"), and the Prospectus Supplement, dated October 22, 2003, filed by the Company with the Securities and Exchange Commission for the offering by the Company of the Shares (the "Prospectus Supplement") (the Base Prospectus and the Prospectus Supplement, including all documents incorporated or deemed incorporated by reference therein as of October 22, 2003, are hereinafter referred to as, collectively, the "Prospectus");

            (f) a specimen share certificate (the "Specimen Share Certificate") representing common shares of beneficial interest of the Company;

            (g) a status certificate of the Department, dated October 23, 2003, to the effect that the Company is duly formed and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

            (h)         a fully executed counterpart of the Underwriting
                        Agreement;

            (i) a certificate of Betsy Z. Cohen, the Chairman of the Board and Chief Executive Officer of the Company, and Ellen J. DiStefano, the Chief Financial Officer and Executive Vice President of the Company, dated October 27, 2003 (the "Officers' Certificate"), to the effect that, among other things, the Declaration of Trust, the Bylaws, and the Trustees' Resolutions are true, correct and complete, and that the Declaration of Trust, the Bylaws and the Trustees' Resolutions have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate, and certifying as to the manner of adoption of the Trustees' Resolutions, the authorization for issuance of the Shares, the due authorization

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Friedman, Billings, Ramsey & Co., Inc.
  as Representative of the several Underwriters listed in Schedule I of the Underwriting Agreement
October 27, 2003
Page 3


                        and issuance of the shares of beneficial interest of the Company issued and outstanding as of the date of the Officers' Certificate and the receipt of consideration therefor, the form of the Specimen Share Certificate, and the form, approval, execution and delivery of the Underwriting Agreement;

            (j) the corporate charter of RAIT General, Inc., a Maryland corporation ("RAIT GP"), represented by Articles of Incorporation filed with the Department on August 14, 1997 (the "RAIT GP Charter");

            (k) the Bylaws of RAIT GP, as adopted on August 14, 1997 (the "RAIT GP Bylaws");

            (l) the Organizational Action by Consent in Writing of the Sole Director of RAIT GP, dated as of August 14, 1997 (the "RAIT GP Organizational Minutes");

            (m) resolutions adopted by the sole Director of RAIT GP on December 19, 1997 and by the Board of Directors of RAIT GP on October 22, 2003 (together with the RAIT GP Organizational Minutes, the "RAIT GP Directors' Resolutions");

            (n) a status certificate of the Department, dated October 23, 2003, to the effect that RAIT GP is duly incorporated and existing under the laws of the State of Maryland and duly authorized to transact business in the State of Maryland;

            (o) a certificate of Betsy Z. Cohen, the Chairman of the Board and Chief Executive Officer of RAIT GP, and Ellen
                        J. DiStefano, the Chief Financial Officer, Secretary and Vice President of RAIT GP, dated October 27, 2003 (the "RAIT GP Officers' Certificate"), to the effect that, among other things, the RAIT GP Charter, the RAIT GP Bylaws and the RAIT GP Directors' Resolutions are true, correct and complete and that the RAIT GP Charter as filed with the Department on August 14, 1997, the RAIT GP Bylaws as adopted on August 14, 1997 and the RAIT GP Directors' Resolutions have not been rescinded or modified and are in full force and effect as of the date of the RAIT GP Officers' Certificate and certifying as to the manner of adoption of the RAIT GP Directors' Resolutions, and the due authorization and issuance of the shares of stock of RAIT GP issued and outstanding as of the date of the RAIT GP Officers' Certificate, the record owner thereof and the receipt of the consideration therefor;

            (p) the corporate charter of RAIT Limited, Inc., a Maryland corporation ("RAIT LP"), represented by Articles of Incorporation filed with the Department on August 14, 1997 (the "RAIT LP Charter");

            (q) the Bylaws of RAIT LP, as adopted on August 14, 1997 (the "RAIT LP Bylaws");

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Friedman, Billings, Ramsey & Co., Inc.
  as Representative of the several Underwriters listed in Schedule I of the Underwriting Agreement
October 27, 2003
Page 4



            (r) the Organizational Action by Consent in Writing of the Sole Director of RAIT LP, dated as of August 14, 1997 (the "RAIT LP Organizational Minutes");

            (s) resolutions adopted by the sole Director of RAIT LP on December 19, 1997 (together with the RAIT LP Organizational Minutes, the "RAIT LP Director's Resolutions");

            (t) a status certificate of the Department, dated October 23, 2003, to the effect that RAIT LP is duly incorporated and existing under the laws of the State of Maryland and duly authorized to transact business in the State of Maryland;

            (u) a certificate of Betsy Z. Cohen, the Chairman of the Board and Chief Executive Officer of RAIT LP, and Ellen
                        J. DiStefano, the Chief Financial Officer, Secretary and Vice President of the RAIT LP, dated October 27, 2003 (the "RAIT LP Officers' Certificate") to the effect that, among other things, the RAIT LP Charter, the RAIT LP Bylaws and the RAIT LP Director's Resolutions are true, correct and complete and that the RAIT LP Charter as filed with the Department on August 14, 1997, the RAIT LP Bylaws as adopted on August 14, 1997 and the RAIT LP Director's Resolutions have not been rescinded or modified and are in full force and effect as of the date of the RAIT LP Officers' Certificate and certifying as to the manner of adoption of the RAIT LP Directors' Resolutions, and the due authorization and issuance of the shares of stock of RAIT LP issued and outstanding as of the date of the RAIT LP Officers' Certificate, the record owner thereof and the receipt of the consideration therefor; and

            (v) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

                        Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Officers' Certificate, the RAIT GP Officers' Certificate, the RAIT LP Officers' Certificate and our knowledge. The words "our knowledge" signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as Maryland counsel, no information has come to our attention that would give us actual knowledge or actual notice that any of the foregoing certificates on which we have relied are not accurate and complete. We have undertaken no independent investigation or verification of any such factual matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the attorneys within our firm who have represented the Company as Maryland counsel in connection with the sale of the Shares.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Friedman, Billings, Ramsey & Co., Inc.
  as Representative of the several Underwriters listed in Schedule I of the Underwriting Agreement
October 27, 2003
Page 5




                        In reaching the opinions set forth below, we have assumed the following:

            (i) each person executing any instrument, document or agreement on behalf of any party (other than the Company, RAIT GP or RAIT LP) is duly authorized to do so;

            (ii) each natural person executing any instrument, document or agreement is legally competent to do so;

            (iii) there are no material modifications of, or amendments to, the pertinent sections of the Prospectus or to the Underwriting Agreement;

            (iv) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete;

            (v) the actions documented by the Trustees' Resolutions were taken at duly called meetings at which a quorum of the incumbent trustees, or in the case of a committee of the board of trustees, a quorum of the incumbent members of the committee, was present and acting throughout, or by unanimous written consent of all incumbent trustees, or in the case of a committee of the board of trustees, all incumbent members of the committee, all in accordance with the Declaration of Trust and the Bylaws of the Company and applicable law;

            (vi) the Officers' Certificate, the RAIT GP Officers' Certificate, the RAIT LP Officers' Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

            (vii) the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

            (viii) the issuance and sale, or any subsequent transfer, of the shares of beneficial interest certified as issued and outstanding in the Officers' Certificate (excluding the Shares) did not violate any restriction or limitation contained in Article VII of the Declaration of Trust;

            (ix) the issuance and sale of the Shares to the Underwriters pursuant to the Underwriting Agreement will not violate any restriction or limitation contained in Article VII of the Declaration of Trust;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Friedman, Billings, Ramsey & Co., Inc.
  as Representative of the several Underwriters listed in Schedule I of the Underwriting Agreement
October 27, 2003
Page 6



            (x) each of the parties thereto (other than the Company, RAIT GP and RAIT LP) have duly and validly authorized, executed and delivered each instrument, document and agreement, including, but not limited to, the Underwriting Agreement, executed in connection with the transactions contemplated by the Underwriting Agreement to which such party is a signatory and such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms;

            (xi) none of the shares of beneficial interest of the Company certified as issued and outstanding in the Officers' Certificate were issued to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL;

            (xii) the Shares will not be issued to an Interested Stockholder of the Company or an Affiliate thereof in violation of Section 3-602 of the MGCL;

            (xiii) at all times from and after their date of issuance through the date of issuance of the Shares, all shares of beneficial interest of the Company (including the Shares) constitute, and will constitute, "transferable shares" under Section 856(a)(2) of the Internal Revenue Code of 1986, as amended; and

            (xiv) the issued and outstanding common shares of beneficial interest of the Company as of October 8, 2003, consisting of 20,855,597 common shares of beneficial interest of the Company, par value one cent ($.01) per share, are as certified in the Officers' Certificate.

                        Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

            1) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

            2) The Company has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and to enter into the Underwriting Agreement and to issue, sell and deliver the Shares to the Underwriters pursuant to the Underwriting Agreement and to consummate the transactions contemplated by the Underwriting Agreement.

            3) RAIT GP has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Friedman, Billings, Ramsey & Co., Inc.
  as Representative of the several Underwriters listed in Schedule I of the Underwriting Agreement
October 27, 2003
Page 7



            4) RAIT GP has the requisite corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

            5) RAIT LP has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

            6) RAIT LP has the requisite corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

            7) The issued and outstanding shares of beneficial interest of the Company as of October 8, 2003, consisting of 20,855,597 common shares of beneficial interest, have been duly authorized and validly issued and are fully paid and non-assessable.

            8) The Shares have been duly authorized for issuance by the Company, and the Shares, when issued and delivered in exchange for payment of the consideration therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

            9) RAIT GP has a total of 99 shares of stock ("the RAIT GP Shares") issued and outstanding, all of which is common stock, par value one cent ($.01) per share; all necessary corporate action required under the RAIT GP Charter, the RAIT GP Bylaws and the MGCL was taken in order to duly authorize the issuance of such shares, and such shares are validly issued and fully paid and nonassessable. The RAIT GP Shares are directly owned of record by the Company.

            10) RAIT LP has a total of 99 shares of stock (the "RAIT LP Shares") issued and outstanding, all of which is common stock, par value one cent ($.01) per share; all necessary corporate action required under the RAIT LP Charter, the RAIT LP Bylaws and the MGCL was taken in order to duly authorize the issuance of such shares, and such shares are validly issued and fully paid and nonassessable. The RAIT LP Shares are directly owned of record by the Company.

            11) The execution and delivery by the Company of the Underwriting Agreement have been duly authorized by all necessary real estate investment trust action required under the Declaration of Trust, the Bylaws, and other applicable Maryland law. The Underwriting Agreement has been duly executed and delivered by the Company.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Friedman, Billings, Ramsey & Co., Inc.
  as Representative of the several Underwriters listed in Schedule I of the Underwriting Agreement
October 27, 2003
Page 8



            12) The statements under the captions "Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws" and "Description of Shares of Beneficial Interest" in the Registration Statement and the Prospectus, insofar as such statements constitute matters of Maryland corporate law or Maryland real estate investment trust law, have been reviewed by us and are a fair summary of such matters.

            13) Except as disclosed in the Prospectus, and assuming compliance with Sections 2-311 and 2-419 of the MGCL and approval by the directors and the stockholder of RAIT GP as required by the RAIT GP Charter, the RAIT GP Bylaws or the MGCL, RAIT GP is not prohibited or restricted by the MGCL, the RAIT GP Charter or the RAIT GP Bylaws from paying dividends to the Company or from making any other distribution with respect to its capital stock or from repaying the Company, or any other Subsidiary, for any loans or advances to RAIT GP, or from transferring RAIT GP's property or assets to the Company or to any other Subsidiary in exchange for fair consideration.

            14) Except as disclosed in the Prospectus, and assuming compliance with Sections 2-311 and 2-419 of the MGCL and approval by the directors and the stockholder of RAIT LP as required by the RAIT LP Charter, the RAIT LP Bylaws or the MGCL, RAIT LP is not prohibited or restricted by the MGCL, the RAIT LP Charter or the RAIT LP Bylaws from paying dividends to the Company or from making any other distribution with respect to its capital stock or from repaying the Company, or any other Subsidiary, for any loans or advances to RAIT LP, or from transferring RAIT LP's property or assets to the Company or to any other Subsidiary in exchange for fair consideration.

                        The opinions presented in this letter are limited to the law of the State of Maryland, and we do not express any opinions herein concerning any law other than the law of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Without limiting the generality of the foregoing sentence, we express no opinion with respect to the applicability or effect of any state or federal securities laws or federal or state laws regarding fraudulent transfers.

                        This letter is issued as of the date hereof and the opinions presented herein are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement the opinions presented herein if any applicable laws change after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future that may change the opinions presented herein after the date hereof.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Friedman, Billings, Ramsey & Co., Inc.
  as Representative of the several Underwriters listed in Schedule I of the Underwriting Agreement
October 27, 2003
Page 9



                        The opinions presented in this letter are solely for the use of: (i) the Underwriters in connection with the transactions contemplated by the Underwriting Agreement; (ii) Ledgewood Law Firm, P.C., as securities counsel for the Company in rendering its opinion under Section 6(b) of the Underwriting Agreement; and (iii) Hunton & Williams LLP as counsel to the Underwriters in rendering its opinion under Section 6(e) of the Underwriting Agreement. The opinions presented herein may not be relied upon by any other person or by you, Ledgewood Law Firm, P.C. or Hunton & Williams LLP for any other purpose, without our prior written consent.

                                          Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP